                                                                      Exhibit 21
                              LIST OF SUBSIDIARIES

                                                          STATE OR OTHER
                                                          JURISDICTION OF
                                                          INCORPORATION OR
NAME (1)                                                  ORGANIZATION
--------                                                  ----------------
Hanger Prosthetics & Orthotics, Inc.                       Delaware
Southern Prosthetic Supply, Inc.                           Georgia
Seattle Orthopedic Group, Inc.                             Delaware
OPNET, Inc.                                                Nevada
Hanger Europe, N.V.                                        Belgium
Eugene Teufel & Son Orthotics & Prosthetics, Inc.          Pennsylvania
HPO Acquisition Corp.                                      Delaware
NovaCare Orthotics & Prosthetics, Inc.                     Delaware
Advanced Orthopedic Technologies, Inc.                     Nevada
Advanced Orthopedic Technologies, Inc.                     New York
NovaCare Orthotics & Prosthetics Holdings, Inc.            Delaware
NovaCare Orthotics & Prosthetics West, Inc.                California
NovaCare Orthotics & Prosthetics East, Inc.                Delaware
Advanced Orthopedic Technologies (Clayton), Inc.           New Jersey
Advanced Orthopedic Technologies (Lett), Inc.              West Virginia
Advanced Orthopedic Technologies (New Jersey), Inc.        New Jersey
Advanced Orthopedic Technologies (New Mexico), Inc.        New Mexico
Advanced Orthopedic Technologies (New York), Inc.          New York
Advanced Orthopedic Technologies (OTI), Inc.               New York
Advanced Orthopedic Technologies (Parmeco), Inc.           West Virginia
Advanced Orthopedic Technologies (SFV), Inc.               California
Advanced Orthopedic Technologies (Virginia), Inc.          Virginia
Advanced Orthopedic Technologies (West Virginia), Inc.     West Virginia
Advanced Orthopedic Technologies Management Corp.          New York
AD Craig Company                                           California
Advance Orthotics, Inc.                                    Texas
Advanced Orthopedic Systems, Inc.                          California
Advanced Orthotics and Prosthetics, Inc.                   Washington
Artificial Limb and Brace Center                           Arizona
Central Valley Prosthetics & Orthotics, Inc.               California
Certified Orthopedic Appliance Co., Inc.                   Arizona
Fresno Orthopedic Company                                  California
High Desert Institute of Prosthetics and Orthotics         California
McFarlen & Associates, Inc.                                Texas
Professional Orthotics and Prosthetics, Inc.               New Mexico
Professional Orthotics and Prosthetics, Inc. of Santa Fe   New Mexico
Progressive Orthopedic                                     California
Robin-Aids Prosthetics, Inc.                               California
Salem Orthopedic & Prosthetic, Inc.                        Oregon
San Joaquin Orthopedic, Inc.                               California
Texoma Health Care Center, Inc.                            Texas
Tucson Limb & Brace, Inc.                                  Arizona
American Rehabilitation Systems, Inc.                      Georgia
Atlanta Prosthetics, Inc.                                  Georgia
Bowman-Shelton Orthopedic Service, Incorporated            Oklahoma
Cahill Orthopedic Laboratory, Inc.                         New York
Dale Clark Prosthetics, Inc.                               Iowa
E.A. Warnick-Pomeroy Co., Inc.                             Pennsylvania
Frank J. Malone & Son, Inc.                                Pennsylvania
J.E. Hanger, Incorporated                                  Missouri
Kroll's, Inc.                                              Minnesota
McKinney Prosthetics/Orthotics, Inc.                       Illinois
Meadowbrook Orthopedics, Inc.                              Michigan
Medical Arts O&P Services, Inc.                            Wisconsin
Northland Regional Orthotic and Prosthetic Center, Inc.    Minnesota

                                                           STATE OR OTHER
                                                           JURISDICTION OF
                                                           INCORPORATION OR
NAME (1)                                                   ORGANIZATION
--------                                                   ----------------
Opus Care, Inc.                                             Illinois
Ortho East, Inc.                                            Massachusetts
Ortho-Fab Laboratories, Inc.                                Illinois
Orthopedic Appliances, Inc.                                 Iowa
Orthopedic Rehabilitative Services, Ltd.                    Illinois
Orthotic & Prosthetic Rehabilitation Technologies, Inc.     Florida
Orthotic Specialists, Inc.                                  Michigan
Orthotic and Prosthetic Associates, Inc.                    Massachusetts
Physical Restoration Laboratories, Inc.                     Illinois
Prosthetics-Orthotics Associates, Inc.                      Illinois
Protech Orthotic and Prosthetic Center, Inc.                Illinois
Rehabilitation Fabrication, Inc.                            Massachusetts
Reid Medical System, Inc.                                   Florida
Southern Illinois Prosthetic & Orthotic of Missouri, Ltd.   Missouri
Southern Illinois Prosthetic & Orthotic, Ltd.               Illinois
T.D. Rehab Systems, Inc.                                    New Jersey
University Orthotic & Prosthetic Consultants, Ltd.          Pennsylvania
Mica Corporation                                            Washington

--------
(1) All subsidiaries are 100%-owned, except for Hanger Europe, N.V. which is 60%-owned.